Exhibit 11
----------
                             Hollywood Park, Inc.
                       Computation of Earnings Per Share

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



                                                                              For the three months ended June 30,
                                                     --------------------------------------------------------------------------
                                                               Basic                                        Diluted (a)
                                                     -------------------------------------------------------------------------
                                                        1999         1998                                  1999         1998
                                                     ---------      --------                             --------      -------
                                                                             (in thousands, except per share data)

Average number of common shares outstanding             25,871        26,285                               25,871        26,285
Average common shares due to assumed conversion of
   stock options                                             0             0                                  258           143
                                                     ---------      --------                             --------      --------
Total shares                                            25,871        26,285                               26,129        26,428
                                                     =========      ========                             ========      ========

Net income allocated to shareholders                    $9,711        $8,129                               $9,711        $8,129
                                                     =========      ========                             ========      ========

Net income per share                                     $0.38         $0.31                                $0.37         $0.31
                                                     =========      ========                             ========      ========




                                                                               For the six months ended June 30,
                                                     --------------------------------------------------------------------------
                                                              Basic                                           Diluted (a)
                                                     -----------------------                             ----------------------
                                                       1999           1998                                 1999          1998
                                                     ---------      --------                             --------      --------
                                                                             (in thousands, except per share data)

Average number of common shares outstanding             25,836        26,281                               25,836        26,281
Average common shares due to assumed conversion of
   stock options                                             0             0                                 (277)          490
                                                     ---------      --------                             --------      --------
Total shares                                            25,836        26,281                               25,559        26,771
                                                     =========      ========                             ========      ========

Net income allocated to shareholders                   $13,844        $6,895                              $13,844        $6,895
                                                     =========      ========                             ========      ========

Net income per share                                     $0.54         $0.26                                $0.54         $0.26
                                                     =========      ========                             ========      ========

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________
(a) When the computed dilluted values are anit-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.